Dropbox Announces Fiscal 2018 First Quarter Results

Revenue of $316.3 million, Up 28% Year-Over-Year
Net Cash Provided by Operating Activities of $61.8 million and Free Cash Flow of $51.9 million

SAN FRANCISCO, Calif. - May 10, 2018 - Dropbox, Inc. (NASDAQ: DBX), a leading global collaboration platform, today announced financial results for its first fiscal quarter ended March 31, 2018.

“2018 has already been a banner year for Dropbox, and we're proud of our strong first quarter as a public company,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. “Growth in paying users and increased adoption of premium plans helped drive first quarter revenue of $316 million, up 28% year-over-year. We continued to add value to our platform with new product features, and enhanced our ecosystem through partnerships with Salesforce and Google. Our team is focused on building a great business for the long-term, and we’re excited for the opportunities ahead of us.”

First Quarter Fiscal 2018 Results

•	Total revenue was $316.3 million, an increase of 28% from the same period last year.

•	Paying users totaled 11.5 million, as compared to 9.3 million for the same period last year. Average revenue per paying user was $114.30, as compared to $110.79 for the same period last year.

•	GAAP gross margin was 61.9%, as compared to 62.3% in the same period last year. Non-GAAP gross margin was 74.2%, as compared to 63.5% in the same period last year.

•	GAAP operating margin was (147.3%), as compared to (13.5%) in the same period last year. Non-GAAP operating margin was 10.9%, as compared to 2.2% in the same period last year.

•	GAAP net loss was ($465.5) million, as compared to ($33.1) million in the same period last year. Non-GAAP net income was $30.9 million, as compared to $5.2 million in the same period last year.

•
GAAP operating margin and net loss for the first quarter of 2018 included a $418.7 million stock-based compensation charge due to the achievement of the liquidity event-related performance condition in connection with our initial public offering ("IPO") for two-tier restricted stock units that met their service-based vesting condition as of the end of the first quarter of 2018, and a $13.9 million employer payroll tax charge related to these restricted stock units.

•
Net cash provided by operating activities was $61.8 million, as compared to $61.6 million in the same period last year. Free cash flow was $51.9 million, as compared to $56.5 million in the same period last year.

•
GAAP basic and diluted net loss per share was ($2.13), compared to ($0.17) in the same period last year. Non-GAAP diluted net income per share was $0.08, compared to $0.02 in the same period last year. (1)

•	Cash, cash equivalents and short-term investments were $846.0 million at the end of the first quarter of 2018.

(1) Non-GAAP diluted net income per share is calculated based upon 373.1 million and 342.3 million diluted weighted-average shares of common stock for the three months ended March 31, 2018 and 2017, respectively.

Initial Public Offering and Private Placement

On March 27, 2018, we completed our IPO and a concurrent private placement where 40,761,905 shares of Class A common stock were sold at $21 per share, including 26,822,409 shares by the Company and 9,177,591 shares by selling stockholders in our IPO, and 4,761,905 shares by the Company in a private placement to Salesforce Ventures LLC. The underwriters of the IPO exercised in full their option to purchase an additional 5,400,000 shares of Class A common stock at $21 per share, which closed on April 3, 2018. As a result of our IPO and the concurrent private placement, we received total gross proceeds of $776.7 million, before deducting underwriting fees and estimated offering expenses. The proceeds from the exercise of the underwriters' option, net of underwriting fees totaled $108.4 million and are not reflected in the ending cash, cash equivalents, and short-term investment balance at the end of the first quarter of 2018 as the transaction closed in April.

Stock-Based Compensation and Employer Payroll Tax Expense Related to Restricted Stock Units

We historically granted two-tier restricted stock units ("RSUs") to employees, with our last two-tier award grant occurring in 2015. These awards have both a service-based vesting condition and a liquidity event-related performance condition. The stock-based compensation expense related to these awards was previously unrecognized as the satisfaction of the performance condition was not deemed probable. The liquidity event-related performance condition was satisfied upon our IPO. As a result, we recognized $418.7 million in stock-based compensation expense related to two-tier RSUs for which the service-based vesting condition had been met as of the end of the first quarter of 2018. We expect to record additional stock-based compensation of $2.6 million relating to two-tier RSUs throughout the remainder of 2018 as their respective service-based vesting conditions are met. During the quarter, we also released 26.8 million shares of common stock underlying the vested two-tier RSUs, and as a result recorded $13.9 million in employer related payroll tax expenses associated with these same awards.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on our conference call, webcast, and on our investor relations website at investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (877) 300-7844 from the United States or (786) 815-8440 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the Dropbox investor relations website at investors.dropbox.com. Following the completion of the call, a telephonic replay will be available through 11:59 PM Eastern Time on May 17, 2018 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 4296618.

About Dropbox

Dropbox is a leading global collaboration platform that's transforming the way people work together, from the smallest business to the largest enterprise. With more than 500 million registered users across more than 180 countries, our products are designed to help unleash the world’s creative energy and establish a more enlightened way of working. Headquartered in San Francisco, CA, Dropbox has 12 offices around the world. For more information on our mission and products, visit dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures".

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, statements regarding Dropbox's future operational performance, the demand for our platform, the benefits from new product experiences, and expectations regarding stock-based compensation expense. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Dropbox has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users; (ii) our ability to attract new users or convert registered users to paying users; (iii) our revenue growth rate; (iv) our history of net losses; (v) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (vi) significant disruption of service on our platform or loss of content; (vii) any decline in demand for our platform or for content collaboration solutions in general; (viii) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (ix) competition in our markets; (x) our ability to respond to rapid technological changes, extend our platform, or develop new features; (xi) our ability to manage our growth or plan for future growth; and (xii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission (SEC), including our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 23, 2018. Additional information will be made available in our quarterly report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue	$316.3	$247.9
Cost of revenue(1)	120.6	93.5
Gross profit	195.7	154.4
Operating expenses(1):
Research and development	378.5	89.3
Sales and marketing	157.0	67.2
General and administrative	126.1	31.3
Total operating expenses	661.6	187.8
Loss from operations	(465.9)	(33.4)
Interest expense, net	(1.2)	(4.2)
Other income, net	3.4	4.8
Loss before income taxes	(463.7)	(32.8)
Provision for income taxes	(1.8)	(0.3)
Net loss	$(465.5)	$(33.1)
Net loss per share attributable to common stockholders, basic and diluted	$(2.13)	$(0.17)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	218.8	193.5

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2018	2017
Cost of revenue	$37.8	$3.1
Research and development	282.9	21.8
Sales and marketing	72.4	7.7
General and administrative	93.4	6.2

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$665.3	$430.0
Short-term investments	180.7	—
Trade and other receivables, net	26.2	29.3
Prepaid expenses and other current assets	57.7	58.8
Total current assets	929.9	518.1
Property and equipment, net	345.6	341.9
Intangible assets, net	17.9	17.0
Goodwill	99.0	98.9
Other assets	46.3	44.0
Total assets	$1,438.7	$1,019.9
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29.4	$31.9
Accrued and other current liabilities	143.1	129.8
Accrued compensation and benefits	36.2	56.1
Capital lease obligation	92.8	102.7
Deferred revenue	444.6	417.9
Total current liabilities	746.1	738.4
Capital lease obligation, non-current	77.2	71.6
Deferred rent, non-current	68.9	69.8
Other non-current liabilities	36.3	37.2
Total liabilities	928.5	917.0
Stockholders’ equity:
Convertible preferred stock	—	615.3
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,104.9	533.1
Accumulated deficit	(1,600.4)	(1,049.7)
Accumulated other comprehensive income	5.7	4.2
Total stockholders’ equity	510.2	102.9
Total liabilities and stockholders’ equity	$1,438.7	$1,019.9

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flow from operating activities
Net loss	$(465.5)	$(33.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35.9	48.0
Stock-based compensation	486.5	38.8
Amortization of deferred commissions	2.4	1.2
Other	(0.6)	(0.5)
Changes in operating assets and liabilities:
Trade and other receivables, net	3.6	(0.4)
Prepaid expenses and other current assets	(1.5)	7.1
Other assets	(5.7)	(1.8)
Accounts payable	(2.8)	0.8
Accrued and other current liabilities	8.8	5.7
Accrued compensation and benefits	(26.2)	(20.1)
Deferred revenue	26.7	18.9
Non-current liabilities	0.2	(3.0)
Net cash provided by operating activities	61.8	61.6
Cash flow from investing activities
Capital expenditures	(9.9)	(5.1)
Purchases of intangible assets	(2.5)	(0.3)
Cash received from equipment rebates	0.1	1.3
Purchases of short-term investments	(180.8)	—
Net cash used in investing activities	(193.1)	(4.1)
Cash flow from financing activities
Proceeds from initial public offering and private placement, net of underwriters' discounts and commissions	638.2	—
Payments of deferred offering costs	(0.9)	—
Shares repurchased for tax withholdings on release of restricted stock	(241.2)	(24.0)
Principal payments against capital lease obligations	(29.8)	(34.6)
Other	(1.3)	(1.2)
Net cash provided by (used in) financing activities	365.0	(59.8)
Effect of exchange rate changes on cash and cash equivalents	1.6	0.8
Change in cash, cash equivalents, and restricted cash	235.3	(1.5)
Cash, cash equivalents, and restricted cash—beginning of period	430.0	352.7
Cash, cash equivalents, and restricted cash—end of period	$665.3	$351.2

Supplemental cash flow data:
Non-cash investing and financing activities:
Property and equipment acquired under capital leases	$25.5	$14.5

Dropbox, Inc.
Three months ended March 31, 2018
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages)
(Unaudited)

	GAAP	Stock-based compensation	Employer payroll taxes related to the release of two-tier RSUs	Non-GAAP
Cost of revenue	$120.6	$(37.8)	$(1.1)	$81.7
Cost of revenue margin	38.1%	(12.0)%	(0.3)%	25.8%
Gross profit	195.7	37.8	1.1	234.6
Gross margin	61.9%	12.0%	0.3%	74.2%
Research and development	378.5	(282.9)	(8.3)	87.3
Research and development margin	119.7%	(89.4)%	(2.7)%	27.6%
Sales and marketing	157.0	(72.4)	(2.2)	82.4
Sales and marketing margin	49.6%	(22.9)%	(0.6)%	26.1%
General and administrative	126.1	(93.4)	(2.3)	30.4
General and administrative margin	39.9%	(29.5)%	(0.8)%	9.6%
Income (loss) from operations	$(465.9)	$486.5	$13.9	$34.5
Operating margin	(147.3)%	153.8%	4.4%	10.9%

Dropbox, Inc.
Three months ended March 31, 2017
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages)
(Unaudited)

	GAAP	Stock-based compensation	Employer payroll taxes related to the release of two-tier RSUs	Non-GAAP
Cost of revenue	$93.5	$(3.1)	$—	$90.4
Cost of revenue margin	37.7%	(1.2)%	—%	36.5%
Gross profit	154.4	3.1	—	157.5
Gross margin	62.3%	1.2%	—%	63.5%
Research and development	89.3	(21.8)	—	67.5
Research and development margin	36.0%	(8.8)%	—%	27.2%
Sales and marketing	67.2	(7.7)	—	59.5
Sales and marketing margin	27.1%	(3.1)%	—%	24.0%
General and administrative	31.3	(6.2)	—	25.1
General and administrative margin	12.6%	(2.5)%	—%	10.1%
Income (loss) from operations	$(33.4)	$38.8	$—	$5.4
Operating margin	(13.5)%	15.7%	—%	2.2%

Dropbox, Inc.
Three months ended March 31, 2018 and 2017
Reconciliation of GAAP net loss to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three months ended March 31,
	2018	2017
GAAP net loss	$(465.5)	$(33.1)
Stock-based compensation	486.5	38.8
Employer payroll taxes related to the release of two-tier RSUs	13.9	—
Income tax effects of non-GAAP adjustments	(4.0)	(0.5)
Non-GAAP net income	$30.9	$5.2
Non-GAAP diluted net income per share	$0.08	$0.02
Weighted-average shares used to compute Non-GAAP diluted net income per share	373.1	342.3

Dropbox, Inc.
Three months ended March 31, 2018 and 2017
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions)
(Unaudited)

	Three months ended March 31,
	2018	2017
Free cash flow reconciliation:
Net cash provided by operating activities	$61.8	$61.6
Less:
Capital expenditures	(9.9)	(5.1)
Free cash flow	$51.9	$56.5
Supplemental disclosures:
Capital expenditures related to our new corporate headquarters, net of tenant improvement allowances(1)	$0.6	$—

(1) Capital expenditures include cash outflows related to the build-out of our new corporate headquarters in San Francisco, CA. Net cash provided by operating activities includes tenant improvement allowances related to our new corporate headquarters and represents cash received from our landlord to offset this build-out. These amounts are presented net in the table above.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differs from GAAP in that it excludes stock-based compensation expense and employer payroll tax expense relating to the release of two-tier RSUs. Non-GAAP net income also includes the income tax effect of these adjustments. Free cash flow differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Non-GAAP diluted net income per share differs from GAAP diluted net loss per share in that the numerator utilizes the non-GAAP net income as described above, and the weighted-average shares used in the computation include certain shares that are excluded from the GAAP diluted net loss per share calculation because their effect would have been anti-dilutive.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term, and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under capital leases, includes capital expenditures related to our new corporate headquarters, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include capital expenditures related to our new corporate headquarters, net of tenant improvement allowances. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Darren Yip
ir@dropbox.com
or
Media:
Saman Asheer
press@dropbox.com